Exhibit 99.1

News Release
--------------------------------------------------------------------------------

CENIT Bancorp, Inc.
Suite 1350, Main Street Tower
300 East Main Street
Norfolk, Virginia 23510-1753
Internet: www.cenit.com
[757] 446-6600


                                                             [GRAPHIC_OMITTED]



DATE:                April 20, 2001

CONTACT:             Michael S. Ives
                     President and CEO
                     (757) 446-6600

                     CENIT REPORTS RECORD EARNINGS PER SHARE
                            FOR FIRST QUARTER OF 2001

         (Norfolk, Virginia) - CENIT Bancorp, Inc. (NASDAQ: CNIT) today announced first quarter 2001 net income of $1,617,000, or record earnings per diluted share of $.38, representing an increase of 27% in per share earnings compared to earnings of $1,389,000, or $.30 per diluted share, in the first quarter of 2000.
         Cash basis operating results, which exclude the amortization of intangible assets, reflected earnings of $1,684,000, or $.39 per diluted share, for the first quarter of 2001 compared to $1,457,000 or $.32 for the first quarter of 2000.
         President and Chief Executive Officer Michael S. Ives commented, "We are very pleased with the Company's performance in the first quarter. The reductions in mortgage lending rates that occurred at the end of 2000 and continued in the first quarter of 2001 have fueled our mortgage banking income. This has also resulted in increases in the average balances of our noninterest bearing escrow accounts for those of our customers engaged in closing residential mortgage loans."
         During the first quarter of 2001, CENIT continued to successfully execute its business strategy focused on growth in its checking, savings, and money market deposits (collectively, "Transaction Deposits") and the portion of its loan portfolio

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excluding residential mortgage loans (collectively, "Core Banking Loans"). CENIT increased the balance of its Transaction Deposits by $26.2 million, or 11%, to a record $265.4 million at March 31, 2001, compared to $239.2 million at March 31, 2000. Average Transaction Deposits for the quarter ended March 31, 2001, were a record $237.1 million, an increase of 10% compared to $215.1 million for the quarter ended March 31, 2000. Core Banking Loans increased by $21.0 million, or 8%, at March 31, 2001 to a record $271.0 million compared to the balance of Core Banking Loans of $250.0 million at March 31, 2000.
         Ives commented, "The sustained growth of our Transaction Deposits and Core Banking Loans is a driving force of our profitability. The 20% increase in our average noninterest-bearing deposits compared to the first quarter last year, which amounted to a $12.4 million increase to $74.4 million, is a significant achievement."
         Ives further stated, "Our net interest margin was 3.66% in the first quarter of 2001 compared to 3.46% in the first quarter of 2000 and 3.59% in the fourth quarter of 2000. We are seeking to improve our net interest margin through increases in our Transaction Deposits and restructuring our operations. During the first quarter of 2001, the Company implemented a program to reduce nonearning cash balances. Cash balance reductions realized from this program will not substantially begin until the second quarter of 2001. When fully implemented, the Company expects to reduce average nonearning cash by as much as $4 to $5 million, which should enhance our net interest margin in the second quarter."
         In January, 2001, the Company announced approval of additional share repurchases of up to 200,000 shares, or approximately 4.5% of the outstanding shares at the beginning of 2001. During the first quarter of 2001, the Company repurchased 15,100 shares at an average price of $15.58 per share.
         Nonperforming assets were $2,442,000, or .37% of total assets at March 31, 2001, compared to $1,680,000 and .27%, respectively, at December 31, 2000 and $1,245,000 and .19%, respectively, at March 31, 2000. The Company's provision for loan losses for the first quarter of 2001 was $12,000 and net loans charged-off for

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the first quarter of 2001 were $54,000. The difference between the provision for loan losses and net loans charged-off relates primarily to loan types in which the Company is no longer active and for which provisions for loan losses have previously been made.
         Ives also commented on the Company's prospects for 2001: "As we look ahead to the remainder of 2001, we expect to continue our successful efforts to grow our Transaction Deposits, particularly our noninterest-bearing deposits, and our Core Banking Loans in 2001. Our mortgage banking operations should continue to improve substantially over 2000 as a result of the downward trend in mortgage lending rates."

About CENIT
-----------
         CENIT Bancorp, Inc. is the holding company for CENIT Bank. At March 31, 2001, the Bank has twenty banking offices, including three Super Kmart banking centers and twenty-six automated teller machines. During the second quarter of 2001, the Company plans to consolidate its two retail branches located in Hampton, Virginia.
         The Bank's Internet Web site, cenit.com, permits customers to engage in banking services through their personal computer, and provides current and detailed account information all day, every day. The Bank provides a wide range of financial services in the Hampton Roads, Virginia market, the sixth largest MSA in the Southeast. CENIT Bank is the largest community bank headquartered in this market and is the only community bank serving all six of the market's most populous cities. CENIT Bank has banking offices in Virginia Beach, Norfolk, Portsmouth, Chesapeake, Hampton, Newport News, and York County, Virginia.

Safe Harbor Statement
---------------------
         This News Release contains forward-looking statements with respect to the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of CENIT, including, without limitation, statements relating to the earnings outlook of CENIT. These forward-looking

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statements may be preceded by, followed by or include the words "may", "could",
"would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These forward-looking statements involve risks and uncertainties that are subject to change based on various factors, many of which are beyond CENIT's control. Some of these factors include (1) the strength of the U. S. economy in general and the strength of the local economy in which CENIT conducts its operations, which may be different than expected and which may result in, among other things, deterioration in credit quality or reduced demand for credit; (2) the effects of, and changes in, the interest rate policies of the board of governors of the Federal Reserve system, which may be different from those anticipated by CENIT in this News Release; (3) legislation or regulatory changes that adversely affect the businesses in which CENIT is engaged; (4) changes in accounting principles, practices, policies or guidelines; and (5) changes in the real estate market generally and in the markets in which CENIT conducts its operations, which may affect the demand for mortgages and other real estate-based loans. This News Release, including the forward-looking statements contained herein, speaks only as of the date hereof, and CENIT disclaims any obligation to update or revise the statements contained in this News Release following the date hereof.
                                       ##
(Selected Consolidated Financial Data to follow)


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                               CENIT BANCORP, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA
                  (Dollars in thousands, except per share data)
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                    At or for the
                                                    Three Months
                                                        Ended
                                                      March 31,
                                               2001               2000
--------------------------------------------------------------------------------

Income Data
Interest income                           $    11,507        $    11,598
Interest expense                                5,971              6,204
                                          -----------        -----------
Net interest income                             5,536              5,394
Provision for loan losses                          12                 29
                                          -----------        -----------
Net interest income after provision
  for loan losses                               5,524              5,365
Other income                                    1,756              1,593
Other expenses                                  4,714              4,787
                                          -----------        -----------
Income before income taxes                      2,566              2,171
Provision for income taxes                        949                782
                                          -----------        -----------
Net income                                $     1,617        $     1,389
                                          ===========        ===========

Basic earnings per share (1)              $       .38        $       .31
Diluted earnings per share (1)            $       .38        $       .30
Cash dividends per share                  $       .16        $       .15

Average Balance Sheet Data
Loans, net                                $   468,095        $   470,134
Investment securities                             250             54,816
Mortgage-backed certificates                  123,062             83,241
Interest-earning assets                       605,393            624,420
Interest-bearing deposits                     402,451            406,287
Borrowings                                    110,811            136,760
Interest-bearing liabilities                  513,262            543,047
Assets                                        645,033            661,403
Liabilities                                   593,037            610,279
Noninterest-bearing deposits                   74,376             61,964
Stockholders' equity                           51,996             51,124








See NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA.


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                               CENIT BANCORP, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA
                             (Dollars in thousands)
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                         At or for the
                                                         Three Months
                                                             Ended
                                                           March 31,
                                                    2001               2000
--------------------------------------------------------------------------------

Spread and Margin Analysis
Yield on:
      Loans, net                                     7.90%             7.77%
      Investment securities                          9.60%             5.66%
      Mortgage-backed certificates                   6.65%             6.87%
      Interest-earning assets                        7.60%             7.43%
Cost of:
      Interest-bearing deposits                      4.48%             4.19%
      Borrowings                                     5.28%             5.69%
      Interest-bearing liabilities                   4.65%             4.57%
Interest rate spread                                 2.95%             2.86%
Net interest margin                                  3.66%             3.46%

Ratios
Return on average assets                             1.00%              .84%
Return on average stockholders' equity              12.44%            10.87%

Cash Basis Operating Results and Ratios (2)
Net income                                       $  1,684         $   1,457
Basic earnings per share                         $    .40         $     .32
Diluted earnings per share                       $    .39         $     .32
Return on average tangible assets                    1.05%              .89%
Return on average tangible equity                   13.72%            12.18%

Credit Data
Total nonperforming assets, net                  $  2,442         $   1,245
Total nonperforming assets, net,
      to total assets                                 .37%              .19%
Allowance for loan losses to loans held for
      investment, net                                 .81%              .83%
Ratio of net charge-offs to average loans             .05%              .05%
Net charge-offs                                  $     54         $      54





See NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA


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                               CENIT BANCORP, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA
                             (Dollars in thousands)
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                           At or for the
                                                           Three Months
                                                               Ended
                                                             March 31,
                                                      2001               2000
--------------------------------------------------------------------------------




Other Income and Other Expense Data
Deposit fees                                       $    740         $     708
Merchant processing fees                                528               511
Gains on sales of loans                                 294               132
Fees from accounts receivable program                    76                78
Loan servicing fees and late charges                     65                72
Commercial mortgage brokerage fees                        6                 -
Other miscellaneous                                      47                92
                                                   --------         ---------

      Total other income                           $  1,756         $   1,593
                                                   ========         =========

Salaries and employee benefits                     $  2,154         $   2,296
Equipment, data processing and supplies                 795               808
Net occupancy expense of premises                       543               572
Merchant processing                                     410               391
Professional fees                                       185               157
Marketing                                                77               113
Loan processing                                         120               110
Amortization of intangibles                              85                87
Postage                                                  65                63
Federal deposit insurance premiums                       23                25
Expense, gains/losses on sales and
  provision for losses on real estate
  owned, net                                              5                 6
Other miscellaneous                                     252               159
                                                   --------         ---------

      Total other expenses                         $  4,714         $   4,787
                                                   ========         =========






See NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA.


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



                               CENIT BANCORP, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

-------------------------------------------------------------------------------------------

                                                        March 31,   December 31,  March 31,
                                                           2001         2000        2000
-------------------------------------------------------------------------------------------
Balance Sheet Data
Cash and federal funds sold                           $   32,284   $   29,550   $   32,221
Securities available for sale at fair value:
     Investment securities (adjusted cost of
       $250, $250, and $51,363 respectively)                 230          230       50,401
     Mortgage-backed certificates (adjusted cost of
     $135,137, $98,361, and $84,913 respectively)        136,729       99,032       84,273
Loans, net                                               466,784      475,052      465,942
Interest receivable                                        3,709        3,546        4,178
Real estate owned, net                                       363            -          217
Federal Home Loan Bank stock, at cost                      5,700        5,050        6,050
Property and equipment, net                               12,837       13,087       13,519
Goodwill and other intangibles, net                        2,861        2,946        3,205
Other assets                                               3,318        3,736        4,123
                                                      ----------   ----------   ----------
     Total assets                                     $  664,815   $  632,229   $  664,129
                                                      ==========   ==========   ==========

Noninterest-bearing deposits                          $   96,535   $   88,748   $   71,304
Interest-bearing deposits                                408,029      405,736      426,879
                                                      ----------   ----------   ----------
     Total deposits                                      504,564      494,484      498,183
Advances from the Federal Home Loan Bank                  88,000       70,000       95,000
Securities sold under agreements to repurchase            15,098       13,369       15,073
Other liabilities                                          4,341        2,923        4,817
                                                      ----------   ----------   ----------
     Total liabilities                                   612,003      580,776      613,073
                                                      ----------   ----------   ----------
Stockholders' equity(3)                                   52,812       51,453       51,056
                                                      ----------   ----------   ----------
     Total liabilities and stockholders' equity       $  664,815   $  632,229   $  664,129
                                                      ==========   ==========   ==========

Book value per share (4)                              $    12.46   $    12.11   $    11.23
Tangible book value per share (4)                     $    11.78   $    11.42   $    10.52

Common stock outstanding excluding unallocated
     common stock held by the Company's
     Employee Stock Ownership Plan                     4,239,277    4,248,315    4,546,523

Common stock outstanding including unallocated
     common stock held by the Company's
     Employee Stock Ownership Plan                     4,430,171    4,443,271    4,753,663

Closing stock price                                   $    16.75   $    12.25   $    10.19

See NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA.

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

                                                      CENIT BANCORP, INC.
                                             SELECTED CONSOLIDATED FINANCIAL DATA
                                                    (Dollars in thousands)
                                                          (Unaudited)

----------------------------------------------------------------------------------------------------------------

                                                              March 31,        December 31,         March 31,
                                                                2001               2000               2000
----------------------------------------------------------------------------------------------------------------
Loan Data
Loans

First mortgage loans:
     Single-family                                          $     193,206      $     205,263           $217,205
     Multi-family                                                   7,694              7,620              8,529
Commercial real estate                                             84,626             84,896             82,269
Construction                                                       82,657             78,762             65,089
Acquisition/development and residential lots                       21,144             22,829             22,241
Commercial business                                                44,430             46,780             37,760
Consumer:
     Equity and second mortgage                                    62,112             60,343             57,778
     Other consumer                                                13,064             14,604             14,416
Less: undisbursed portion of construction and
     acquisition and development loans                            (44,725)           (46,241)           (38,068)
                                                            --------------     -------------      --------------

         Gross loans                                              464,208            474,856            467,219

Allowance for loan losses                                          (3,762)            (3,804)            (3,835)
Unearned discounts, premiums, and
     loan fees, net                                                 1,377              1,464              1,442
                                                            -------------      -------------      -------------

         Loans held for investment, net                           461,823            472,516            464,826

         Loans held for sale                                        4,961              2,536              1,116
                                                            -------------      -------------      -------------

         Loans, net                                         $     466,784      $     475,052      $     465,942
                                                            =============      =============      =============

Percentage of gross loans

First mortgage single-family                                           42%                43%                46%
All other (Core Banking Loans)                                         58%                57%                54%
                                                            -------------      -------------      --------------
                                                                      100%               100%               100%
                                                            =============      =============      ==============


See NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA.


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
                                                   CENIT BANCORP, INC.
                                          SELECTED CONSOLIDATED FINANCIAL DATA
                                                 (Dollars in thousands)
                                                        (Unaudited)

---------------------------------------------------------------------------------------------------------------------------

                                               Average Balances
                                             For the Quarter Ended            Balances At
                                           --------------------------------------------------------------------------------
                                                   March 31,               March 31,         December 31,        March 31,
                                           2001                2000           2001               2000              2000
---------------------------------------------------------------------------------------------------------------------------
Deposit Data
Deposits

Noninterest-bearing                     $    74,376       $    61,964      $    96,535       $    88,748     $    71,304
Interest-bearing savings,
   checking and money
   market                                   162,726           153,151          168,899           162,662         167,881
                                        -----------       -----------      -----------       -----------     -----------

     Total transaction deposits             237,102           215,115          265,434           251,410         239,185

Certificates of deposit                     239,725           253,136          239,130           243,074         258,998
                                        -----------       -----------      -----------       -----------     -----------

     Total deposits                     $   476,827       $   468,251      $   504,564       $   494,484     $   498,183
                                        ===========       ===========      ===========       ===========     ===========

Percentage of deposits

Noninterest-bearing                              16%               13%              19%               18%             14%
Interest-bearing savings,
   checking and money
   market                                        34%               33%              34%               33%             34%
                                             ------            ------            -----            ------           -----

     Total transaction deposits                  50%               46%              53%               51%             48%

Certificates of deposit                          50%               54%              47%               49%             52%
                                             -------           ------            -----            ------           -----

     Total deposits                             100%              100%             100%              100%            100%
                                             ======            ======            =====            ======           =====



See NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA.


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                               CENIT BANCORP, INC.
                  NOTES TO SELECTED CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)


(1) Basic earnings per share is calculated using weighted average shares outstanding. For the three month period ended March 31, 2001, weighted average shares used to compute basic earnings per share were 4,244,087. For the three months ended March 31, 2000, weighted average shares used to compute basic earnings per share were 4,543,261.

         Diluted earnings per share is calculated by adding common stock equivalents to the weighted average shares outstanding. For the three month period ended March 31, 2001, weighted average shares used to compute diluted earnings per share were 4,301,469. For the three months ended March 31, 2000, weighted average shares used to compute diluted earnings per share were 4,599,677.

(2) Cash basis operating results exclude the effect on net income of amortization expense applicable to intangible assets which include goodwill and core deposit intangibles. Cash basis operating ratios exclude the effect of amortization of intangible assets from net income and the unamortized balances of intangibles from assets and equity.

         The Company has presented cash basis operating results and ratios as management understands that such information is used by many investors and analysts. Cash basis operating data is not intended to represent and should not be considered more meaningful than, or as a substitute for, other measures of performance determined in accordance with generally accepted accounting principles.

(3) Includes accumulated other comprehensive income (loss), net of income taxes of $990,000, $403,000 and $(993,000) at March 31, 2001, December
         31, 2000 and March 31, 2000, respectively.

(4) Book value per share and tangible book value per share, computed by including unallocated common stock held by the Company's Employee Stock Ownership Plan at March 31, 2001 were $11.92 and $11.28, respectively; at December 31, 2000 were $11.58 and $10.92, respectively; and at March 31, 2000 were $10.74 and $10.07, respectively.



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